UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): December 26, 2017

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana		70508
(Address of Principal Executive Offices)		(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 26, 2017, PHI, Inc. (the “Company”) entered into the Fifth Amendment to Second Amended and Restated Loan Agreement (the “Fifth Amendment”), by and among the Company, as borrower, PHI Air Medical, L.L.C. and PHI Tech Services, Inc., as subsidiary guarantors, and Whitney Bank, as lender. The Fifth Amendment amends the Company’s Second Amended and Restated Loan Agreement, dated September 18, 2013 (as amended through the Fifth Amendment, the “Loan Agreement”). The principal amendments effected by the Fifth Amendment (i) extend the maturity date of the revolving line of credit from October 1, 2018 to March 7, 2019, (ii) decrease the secured revolving line of credit from $150 million to $130 million, (iii) limit extensions of credit under the revolving line of credit to a borrowing base calculated periodically based on specified percentages of the value of eligible accounts and eligible inventory and the value of certain short-term investments, and (iv) waive the fixed charge coverage ratio for the fourth quarter of 2017 and the first quarter of 2018. The Fifth Amendment also, among other things, amends certain specified interest rates and various covenants, including amendments that change the fixed charge coverage ratio from 1.10 to 1.00 to 1.00 to 1.00, calculated on a quarterly basis, change the Company’s required consolidated net worth from $450 million to $500 million, and permit debt in an aggregate principal amount not to exceed $5 million to accommodate an international working capital line of credit that the Company may establish in connection with the Arrangment (as defined below), which is described in greater detail in Item 8.01 of this Current Report.

The full text of the Fifth Amendment is filed as Exhibit 4.1 to this Current Report, and is incorporated into this Item 1.01 by reference. The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 4.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item is incorporated herein by reference to Item 1.01.

Item 8.01	Other Events

On December 29, 2017, the Company and HNZ Group, Inc. (“HNZ”) issued a joint press release announcing the completion of the previously-announced statutory plan of arrangement (the “Arrangement”) involving the Company, HNZ and others which resulted in, among other things, the acquisition by the Company of HNZ’s offshore business conducted in New Zealand, Australia, the Philippines and Papua New Guinea, effective as of December 29, 2017. The Arrangement was completed, pursuant to the Arrangement Agreement (the “Arrangement Agreement”), dated October 30, 2017 (as amended on December 18, 2017), by and among us, HNZ and others.

A copy of the press release is filed as Exhibit 99.1 and is incorporated herein by reference. A copy of the Arrangement Agreement was previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 2.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017. A copy of the Amending Agreement to Arrangement Agreement, dated December 18, 2017, by and among the parties to the Arrangement Agreement, was previously filed with the SEC as Exhibit 2.1 to our Current Report on Form 8-K filed December 20, 2017.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

4.1	Fifth Amendment to Second Amended and Restated Loan Agreement, dated as of December 26, 2017, by and among PHI, Inc., the subsidiary guarantors thereto and Whitney Bank.

99.1	Press release issued by PHI, Inc. and HNZ Group Inc., dated December 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: December 29, 2017	By:	/s/ Trudy P. McConnaughhay
	Name:	Trudy P. McConnaughhay
	Title:	Chief Financial Officer and Secretary